Exhibit 16

REDEMPTION AGREEMENT (this “Agreement”) is made as of November 3, 2025 (the “Closing Date”), by and between the undersigned trustees of The Leonard A. Lauder 2013 Revocable Trust (the “Trust”) and LAL Family Partners, L.P. (the “Partnership”).

1.
Redemption.

1.1
Subject to the terms and conditions of this Agreement, on the Closing Date (a) the Partnership shall redeem the Trust’s entire direct Interest (as defined below) as of the date hereof (the “Redeemed Interest”), and (b) the Trust shall assign, transfer, convey, and deliver all of its right, title and interest in and to the Redeemed Interest to the Partnership.

1.2
In exchange for the Redeemed Interest, the Partnership shall deliver to the Trust the number of shares of Class B Common Stock, par value $0.01 (the “Class B Redeemed Shares”), of The Estée Lauder Companies Inc. (the “Company”), held by the Partnership as set forth on Schedule I hereto.

1.3
For purposes of this Agreement, “Interest” means any right, title, and interest in Class A limited partnership interests in the Partnership, including, without limitation, (i) any capital contributions associated therewith and (ii) any right to share in the distributions from the Partnership, including all economic rights in the Partnership, including all rights to receive distributions and allocations of profit, loss and tax credits.

1.4
In connection with the transaction contemplated by Sections 1.1 and 1.2 of this Agreement (the “Redemption”),

(a)
the Partnership shall (i) direct the Company’s transfer agent to transfer the Class B Redeemed Shares to the Trust by book-entry, and (ii) deliver, or cause to be delivered, duly endorsed stock powers for the Class B Redeemed Shares, and such other documents as the Trust may reasonably request; and

(b)
the Trust and the Partnership acknowledge that the Class B Redeemed Shares to be delivered in connection with the Redemption will bear restrictive legends in accordance with (i) the Company’s Restated Certificate of Incorporation, as amended (the “Charter”), (ii) that certain Stockholders’ Agreement, dated November 22, 1995, as amended, by and among certain members of the Lauder family, certain family controlled entities, trustees of certain family controlled trusts and the Company (the “Stockholders’ Agreement”) and (iii) the Securities Act of 1933, as amended (the “Securities Act”).

2.
Representations and Warranties of the Trust. The Trust represents and warrants to the Partnership as follows:

2.1
Title; Authority. The Trust has good and valid title to the Redeemed Interests subject to no lien, pledge, proxy, voting trust or other encumbrance or rights of third parties whatsoever, excluding estate tax liens (collectively, “Liens”). The Trust, acting through its duly authorized Trustee or Trustees (as indicated on the signature page hereto), has full legal right and capacity to enter into this Agreement and perform its obligations hereunder.

2.2
No Conflict. The Trust does not require any consents or approvals (other than as provided for in this Agreement) for the consummation of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement or any related documents by the Trust nor the consummation by the Trust of any transaction contemplated by this Agreement or any related documents will: (a) violate, or constitute a default under, or permit the termination or acceleration of the maturity of, any indebtedness of the Trust; (b) require the consent or approval of any person which has not been obtained; (c) result in the creation or imposition of any Lien upon the Redeemed Interest; or (d) violate any applicable law or order to which the Trust or the Interest may be subject.

2.3
Binding Effect. This Agreement constitutes a legal, valid and binding agreement of the Trust enforceable against the Trust in accordance with its terms.

2.4
No Reliance. The Trust has not relied on any representation of the Partnership, written or oral, including without limitation, any representations regarding the federal or state income tax, gift tax, estate tax, generation-skipping transfer tax, or any other tax consequences of the Trust’s receipt of the Class B Redeemed Shares, other than the representations and warranties contained in this Agreement.

2.5
No Brokers. The Trust has not employed or engaged any broker, finder, commission agent or similar person in connection with transactions contemplated hereby and the Trust has no obligation to pay any broker’s fee or commission in connection with such transactions.

2.6
Charter and Stockholders’ Agreement. For purposes of Section 4.2(c) of the Charter, the Trust is “Permitted Transferee” and a “Family Controlled Trust” (as such terms are defined in the Charter). The Trust is (or contemporaneously has become) a party to the Stockholders’ Agreement, and for purposes of Sections 2.2 and 2.5 of the Stockholders’ Agreement, the Trust is a “Family Member” and “Family Controlled Trust” (as such terms are defined in the Stockholders’ Agreement).

2.7
Independent Counsel. The Trust confirms that its Trustees have consulted with its attorneys regarding legal matters concerning this Agreement, and the transactions contemplated in this Agreement, and with tax advisers regarding the tax consequences of this Agreement. The Trust acknowledges and agrees that any anticipated United States or other national, federal, state, or provincial tax benefits may not be available and, further, may be adversely affected through adoption of new laws or regulations or amendments to existing laws or regulations (including without limitation any income tax, gift tax, estate tax, generation-skipping transfer tax or other tax benefits). The Trust acknowledges and agrees that neither the Partnership nor LAL Family Corporation, its General Partner (the “General Partner”), is providing any representation, warranty, or covenant regarding the ultimate availability of any tax benefits to the Trust.

3.
Representations and Warranties of the Partnership. The Partnership represents and warrants to the Trust as follows:

3.1
Title; Authority. The Partnership has and will convey to the Trust good and valid title to the Class B Redeemed Shares subject to no Liens. The Partnership has full legal right and capacity to enter into this Agreement and perform its obligations hereunder.

3.2
No Conflict. The Partnership has obtained all required consents or approvals for the consummation of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by the Partnership nor the consummation of the transactions contemplated by this Agreement will: (a) violate any provision of the Amended and Restated Agreement of Limited Partnership of the Partnership, by and among the Partnership and each of the other persons listed on the signature pages thereto, dated as of November 14, 2000 (as may be amended, restated, or otherwise modified from time to time) or the Certificate of Limited Partnership of the Partnership; (b) violate, or constitute a default under, or permit the termination or acceleration of the maturity of, any indebtedness of it; (c) require the consent or approval of any person which has not been obtained; or (d) violate any applicable law or order to which it is subject.

3.3
Binding Effect. This Agreement constitutes a legal, valid and binding agreement of the Partnership enforceable against the Partnership in accordance with its terms.

3.4
No Reliance. The Partnership has not relied on any representation of the Trust written or oral, other than the representations and warranties contained in this Agreement.

3.5
No Brokers; No Solicitation. The Partnership has not employed or engaged any broker, finder, commission agent or similar person in connection with the transactions contemplated hereby and the Partnership is not under any obligation to pay any broker’s fee or commission in connection with such transactions. The Partnership (and any person acting on its behalf) has not offered or sold the Class B Redeemed Shares by any form of general solicitation or general advertising.

3.6
Charter and Stockholders’ Agreement. For purposes of Section 4.2(c) of the Charter, the Partnership is a “Family Controlled Entity” (as such term is defined in the Charter). The Partnership is a party to the Stockholders’ Agreement, and for purposes of Sections 2.2 and 2.5 of the Stockholders’ Agreement, the Partnership is a “Family Member” and “Family Controlled Entity” (as such terms are defined in the Stockholders’ Agreement).

3.7
Independent Counsel. The General Partner, on behalf of the Partnership, has consulted with its attorney regarding legal matters concerning this Agreement, and the transactions contemplated in this Agreement, and with tax advisers regarding the tax consequences of this Agreement.

4.
Investment Representations of the Trust. The Trust represents and warrants to the Partnership as follows:

(a)
Such party is an “accredited investor” as such term is defined in Rule 501(a) promulgated under the Securities Act;

(b)
Such party has such knowledge, skill and experience in financial, investment and business matters to be capable of evaluating the merits and risks of the exchange and to make an informed decision relating thereto and to protect its own interests in connection with the transactions contemplated hereby;

(c)         The Trust will acquire its interest in the Class B Redeemed Shares for its own account, for investment purposes only and not with an intent or view towards the further sale or distribution thereof within the meaning of the Securities Act in any transaction that would violate the registration requirements of the securities laws of the United States or of any state or jurisdiction, including any foreign jurisdiction or state of the United States;

(d)
The Trust is aware that the transfer of Class B Redeemed Shares has not been registered under the Securities Act, that the Trust may be deemed an “affiliate” of the Company, as such term is defined in Rule 144 under the Securities Act, and that the Class B Redeemed Shares may not be transferred, sold, assigned, hypothecated or otherwise disposed of by the owner thereof unless such transaction is the subject of a registration statement filed with and declared effective under the Securities Act or unless an exemption from the registration requirements under the Securities Act is available. The Trust hereby represents and warrants and hereby agrees that all offers and sales of the Class B Redeemed Shares or any portion thereof or interest therein shall be made only pursuant to such registration or to an exemption from registration;

(e)
The Trust acknowledges that the purchase or acquisition of the Class B Redeemed Shares involves a high degree of risk;

(f)
The Trust understands that the Class B Redeemed Shares are being offered, exchanged and sold pursuant to this Agreement in reliance on exemptions from the registration requirements of the Securities Act and state securities laws, and that each party is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgements and understandings of the other party set forth herein in order to determine the applicability of such exemptions and the suitability of the transactions contemplated herein;

(g)
In evaluating its investment, the Trust has consulted its own investment and/or legal and/or tax advisors; and

(h)
The Trust (and any person acting on its behalf) was not offered or sold the Class B Redeemed Shares by any form of general solicitation or general advertising.

5.
Indemnification. The Trust shall indemnify, defend, and hold harmless the Partnership and the General Partner, and the limited partners, officers, employees, agents, designees, and representatives of both, as applicable, from and against, and pay on behalf of or reimburse such parties in respect of, as and when incurred, all losses which any such party suffers, sustains or becomes subject to, as a result of, in connection with, relating to or by virtue of:

(a)
any breach of any representation or warranty made by the Trust under this Agreement;

(b)
any breach or non-fulfillment of any covenant or Agreement on the part of the Trust under this Agreement; and/or

(c)
all liabilities then existing or arising from the Redeemed Interest prior to the Closing Date.

The Trust’s indemnification obligations under this Section 5 shall survive until the fourth (4th) anniversary of the Closing Date.

6.
Defense of Third-Party Claims.

(a)
Defense by the Trust. In connection with any claim giving rise to indemnity under this Agreement resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement or an affiliate of a party to this Agreement (a “Third Party Claim”), the Trust at its sole cost and expense may, upon written notice to the Partnership (the “Indemnified Party”; the term “Indemnified Party” shall include affiliates of the Partnership), assume the defense of any such Third Party Claim (i) if it acknowledges to the Trust in writing its obligations to indemnify the Indemnified Party with respect to all elements of such Third Party Claim (subject to any limitations on such liability contained in this Agreement) and (ii) if it provides assurances, reasonably satisfactory to the Indemnified Party, that it will be financially able to satisfy such Third Party Claim in full if the same is decided adversely. If the Trust assumes the defense of any Third Party Claim, it may use counsel of its choice to prosecute such defense, subject to the approval of such counsel by the Indemnified Party, which approval shall not be unreasonably withheld or delayed. The Indemnified Party shall be entitled to participate in (but not control) the defense of any such Third Party Claim, with its counsel and at its own expense. The Trust shall be entitled to consent to a settlement of, or the stipulation of any judgment arising from, any such Third Party Claim, with the consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed; provided, however, that no such consent shall be required from the Indemnified Party if (i) the Trust pays or causes to be paid all losses arising out of such settlement or judgment concurrently with the effectiveness thereof (as well as all other losses incurred by the Indemnified Party which then remain unpaid or unreimbursed), (ii) in the case of a settlement, the settlement is conditioned upon a complete release by the claimant of the Indemnified Party, and (iii) such settlement or judgment does not require the encumbrance of any asset of the Indemnified Party or impose any restriction upon its conduct of business.

(b)
Defense by Indemnified Party. If the Trust does not assume the defense of any such Third Party Claim, the Indemnified Party may, at the Trust’s expense, defend against such Third Party Claim and settle or compromise the same, after giving notice thereof to the Trust, on such terms as the Indemnified Party may deem appropriate, and the Trust shall be entitled to participate in (but not control) such defense with its own counsel and at its own expense. The Trust shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Trust’s expense, all such witnesses, records, materials, and information in the Trust’s possession or under the Trust’s control relating to such Third Party Claim as are reasonably required by the Indemnified Party.

7.
Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to the conflicts of law rule thereof.

8.
Assignments. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by either of the parties hereto without the prior written consent of the other party hereto. Subject to the preceding sentence, this Agreement shall inure to the benefit of and be binding upon the parties, their respective successors and permitted assigns.

9.
Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered by hand, commercial courier or registered mail or sent by facsimile as follows:

(a)
if to the Trust, to the address set forth on Schedule II hereto:

(b)
if to the Partnership, to:

LAL Family Partners, L.P.
767 Fifth Avenue, 42nd Floor
New York, NY 10153
Attention: LAL Family Corporation, General Partner

or at such other address as a party may specify to the other parties by notice.

10.
Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile, DocuSign or other electronic transmission, and, if executed and delivered in such manner, shall be binding as though an executed original shall have been delivered. Any facsimile or portable document format (.pdf) copies of this Agreement or signature on this Agreement shall, for all purposes, be deemed originals.

11.
Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

12.
Amendment. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by all parties hereto or, in the case of a waiver, by the party or parties against whom the waiver is to be effective.

13.
Further Assurances. Each party agrees that following the Redemption, it shall use its reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate and make effective the transactions contemplated hereunder.

14.
Effective Time. This Agreement is entered into, and shall only be effective, after the close of trading on the New York Stock Exchange on the Closing Date.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

/s/ William P. Lauder
William P. Lauder, as Trustee of The Leonard A. Lauder 2013 Revocable Trust

/s/ Gary M. Lauder
Gary M. Lauder, as Trustee of The Leonard A. Lauder 2013 Revocable Trust

/s/ Joel S. Ehrenkranz
Joel S. Ehrenkranz, as Trustee of The Leonard A. Lauder 2013 Revocable Trust

LAL FAMILY PARTNERS, L.P.
By:	LAL Family Corporation

its General Partner

By:	/s/ Carol S. Boulanger

Name:	Carol S. Boulanger
Title:	President

[Signature Page to Redemption Agreement of LAL Family Partners, L.P. – The Leonard A. Lauder 2013 Revocable Trust]

SCHEDULE I

Trust	Number of Class B Redeemed Shares
The Leonard A. Lauder 2013 Revocable Trust	2,519,402

Schedule II

Trust	Notice Address	Copies to
The Leonard A.	William P. Lauder	Pillsbury Winthrop Shaw Pittman LLP
Lauder 2013	767 Fifth Avenue., 40th Floor	31 West 52nd Street
Revocable Trust	New York, New York 10153	New York, NY 10019-6131
Attn: Elizabeth H. Fry, Esq.
	Gary M. Lauder	Email: elizabeth.fry@pillsburylaw.com
767 Fifth Avenue., 40th Floor
	New York, New York 10153	and

	and	Melville Management Corp.
767 Fifth Avenue, 42nd Floor
	Joel S. Ehrenkranz	New York, NY 10153
	375 Park Avenue	Attn: Benjamin Zeliger,
	New York, New York 10152	General Counsel
Email: